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                                                                     EXHIBIT 3.5

                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                       MAR 17 1978

                                            MARCH FONG EU, Secretary of State

                                                   By:  [ILLEGIBLE]
                                                       ---------------------
                                                         Deputy

CAPITAL STRUCTURE CHANGED

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           ACCOUNT-A-CALL CORPORATION

                  JAMES L. ROTHMAN and MICHAEL ATLAS certify that:

                  1. They are the President and Secretary, respectively, of ACCOUNT-A-CALL CORPORATION.

                  2. Article Fifth of the Articles of Incorporation is amended to read as follows:

                     "FIFTH: This corporation is authorized to issue only one class of shares. The total number of said shares shall be 1,000,000. Upon the amendment of this Article to read as herein set forth, each outstanding share is split up and converted into 50 shares."

                  3. The foregoing amendment has been approved by the Board of Directors.

                  4. The amendment has been approved by the unanimous written consent of the shareholders (with a total of 1000 shares issued and outstanding, out of an authorized 20,000 shares) in accordance with California Corporations Code Section 905 (c).

                                           /s/ JAMES L. ROTHMAN
                                           -------------------------------
                                           JAMES L. ROTHMAN, President

[SEAL]

                                           /s/ MICHAEL ATLAS
                                           -------------------------------
                                           MICHAEL ATLAS, Secretary

                  The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment of Articles of Incorporation are true of their own knowledge.

                  February 22, 1978 at Los Angeles County, California.

                                           /s/ JAMES L. ROTHMAN
                                           -------------------------------
                                           JAMES L. ROTHMAN

                                           /s/ MICHAEL ATLAS
                                           -------------------------------
                                           MICHAEL ATLAS